PARTICIPATION AGREEMENT

         Prince Edward Island, Canada                          November 22, 2002

BETWEEN:

       SHANNON INTERNATIONAL RESOURCES INC., a body corporate, having an office at the City of Calgary, in the Province of Alberta,
       (hereinafter called "Shannon")

                                          OF THE FIRST PART AND

       AMERICAN MANOR ENTERPRISES INC., a body corporate, having an office at the City of Halifax, in the Province of Nova Scotia, (hereinafter called "Manor ")

                                             OF THE SECOND PART

AND:

     WHEREAS pursuant to a Joint Operating Agreement (hereinafter referred to as the "Operating Procedure") dated the 22nd day of October, 2001, and attached hereto as Appendix " A" and made between Rally Energy Corp., Osprey Energy Limited, CMB Energy Corp., and Shannon lnternational Resources Inc.. Rally Energy Corp. as operator will drill a minimum of 2 wells on Oil and Gas Permit No. 96-06. ( hereinafter referred to as the "Test Wells").

     AND WHEREAS Manor desires to participate with Shannon in drilling the Test J Wells to earn an undivided 5% working interest in the Test Wells, the Title Documents and the Joint Lands.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements of the parties as hereinafter set forth, the parties do hereby covenant and agree as follows:

1.  DEFINITIONS AND INTERPRETATIONS

     In this Agreement, unless the context otherwise requires, the definitions contained ill the Operating Procedure shall apply hereto.'

2. TITLE

     It is expressly agreed and understood notwithstanding anything else herein contained or implied, that Shannon in and by this Agreement does not convey any better or greater right, title or interest in and to the Lands that which Shannon now has.



3. DATE OF THIS AGREEMENT

     This Agreement formalizes the Agreement reached between Shannon and Manor on November 22, 2002 (the date of this Agreement). The parties agree that this Agreement shall govern this relationship from that date and have evidenced that Agreement by their execution of this Agreement.

4. APPOINTMENT OF OPERATOR

     Shannon is appointed as Operator with respect to all operations conducted hereunder and is authorized to deal with the Rally on behalf of Manor in respect of all matters arising out of the drilling of the Test Wells. Shannon will use reasonable efforts to have Manor assigned into the Operating Procedure. If Shannon is unable to have Manor assigned into the Operating Procedure, Shannon shall hold Manor's earned interest in trust for Manor.

5. OPERATIONS

     It is the express intent of Shannon and Manor that the terms of the Operating Procedure, attached hereto, shall apply, mutatis mutandis, with respect to all operations pursuant to the Operating Procedure, as if such operations were for the joint account under the Operating Procedure and Manor having all the rights, benefits and obligations of a Joint Operator.

6. TERM

     This Agreement shall remain in effect between Shannon and Manor until such time as the Lands subject to this Agreement have been drilled and Manor has earned its interest or terminated.

7. PARTICIPATING AND EARNING INTERESTS

Except as otherwise provided, Manor shall:

     a) Participate with Shannon in the drilling, completing and or abandonment of the first two (2) Test Wells drilled on Oil and Gas Permit 96-06 by paying Shannon's 25% Working Interest share of the cost of drilling, completing and or abandoning the first two (2) Test Wells.

     b) Earn up to a maximum of a five (5%) percent working interest in Oil and Gas Permit 96-06 at a rate of one (1 %) percent working interest for every Sixty thousand ($60,000.00) dollars Canadian spent in the drilling, completing and or abandoning the Test Wells to a maximum of Three Hundred Thousand ($300,000.00) dollars Canadian.

     c) Not withstanding the above, should Shannon's share of drilling completing and or abandoning the Test Wells not reach the Maximum of Three Hundred Thousand ($300,000.00) dollars, Manor shall continue to pay for Shannon's 25% share of any additional exploratory to be conducted on Oil and Gas Permit 96-06 until the maximum amount of $300,000.00 is reached.

     d) Payment of the 25% shall be by payment within five (5) working days of execution of this Agreement of the cash call attached hereto as Exhibit "B" in the amount of One Hundred and Eighty ($180,000.00) dollars Canadian and the balance of One Hundred and Twenty Thousand ($120,000.00) dollars Canadian to be paid within ten (10) working days of receipt by Shannon of first cash call ($180,000.00)

     e) Failure to pay the $180,000.00 cash call within the 5 day period will automatically terminate this agreement and Manor shall forfeit its right to earn an interest herein.

     f) Failure to pay the second cash call of $120,000.00 within the 10 day period shall automatically terminate the right of Manor to earn the additional two (2%) working interest.

     g) Upon earning its 5% working interest or portions thereof pursuant to this Agreement Manor shall bear its working interest share of all future operations to be conducted on Oil and Gas Permit No. 96-06.

For Clarity only:
         Pay:                                Earn in Test Wells and Joint Lands
         ----
         Manor:      25% (Max $300,000.00)                  5.0%
         Shannon:     0%                                   20.0%

8. NOTICE
     As between the parties any periods of notice specified in the Operating Procedure shall be lengthened or shortened by one-half as the case may be, in order to enable the parties to comply with the provisions of the Operating Procedure.

9. FURTHER ASSURANCES
     Each of the parties shall at all times do all such further acts and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

10. OTHER ENCUMBRANCES
     Except as hereinafter provided, if the interest of any party in the Joint Lands is or are, now or hereafter shall become encumbered by any royalty, production payment or other charge of a similar nature, other than the royalties set forth under the terms of the Title Documents covering such lands, such royalty, production payment or other charge shall be charged to and paid entirely by the party whose interest is or becomes thus encumbered.

11. ASSIGNMENT
     Manor may not assign a portion of its interest in this Agreement to a third party prior to earning or during earning without the prior written consent of Shannon.



12. ADDRESSES FOR SERVICE
     All notice, reports and other correspondence required or given under the terms of this Agreement shall be deemed to have been properly served if delivered to the following addresses:

      Shannon International Resources Inc.       American Manor Enterprises Inc.
      Suite 2900, 500 4th Avenue SW              17 Prince Street Unit #202
      Calgary, Alberta                           Dartmouth, Nova Scotia
      T2P 2V6                                    B2Y 4L3

      Attention: Blair Coady                     Attention: Bill MacPherson

13.  MISCELLANEOUS

13.01 The Appendices and Schedules attached hereto are incorporated unto and fonIl a part of this Agreement. In the case of any inconsistencies between the body of this Agreement and the Appendices and Schedules, the body of this Agreement shall in each and every instance prevail.

13.02 This Agreement shall enure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns and upon the heirs, executors, administrators and assigns of natural persons who are or become parties hereto.

13.03 This Agreement and the relationship between the parties shall be construed and determined according to the laws of the Province of Alberta and the courts of the Province of Alberta shall have exclusive original jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement and each party by its execution of this Agreement does hereby attorn to the jurisdiction of the said courts.

13.04 This Agreement may be executed in counterpart and when each party has executed a counterpart, all counterparts together shall constitute one agreement.

13.05 The headings of clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

13.06 Whenever the plural or masculine or neuter is used in this Agreement, the same shall be construed as meaning singular or feminine or body politic or corporate and vice versa where the context so requires.

13.07 This Agreement supercedes all other agreements, documents, writings and verbal understandings among the parties relating to the Lands.


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.


SHANNON INTERNATIONAL RESOURCES INC


Per:  /s/ Blair Coady
----------------------------
President & CEO



AMERICAN MANOR ENTERPRISES INC.


Per:  /s/ Bill McacPherson
-----------------------------------




Appendix" A"

To an Agreement dated November 22, 2002 between Shannon International Resources Inc. and American Manor Enterprises Inc.


                            JOINT OPERATING AGREEMENT